UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 30, 2012
Date of Earliest Event Reported: March 28, 2012

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102
_____________________________________________________________________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (406) 373-8700

Not Applicable
_______________________________________________________________________________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2012, Stillwater Mining Company (“Stillwater”) entered into an agreement with Mitsubishi Corporation (“Mitsubishi”) in which Mitsubishi will acquire a 25% interest in Stillwater’s Marathon PGM and copper project for approximately US$81.25 million and meet the ventures first cash call of $13.6 million for a total cash payment by Mitsubishi of $94.9 million.  Mitsubishi agreed to fund 25% of operating, capital and exploration expenditures on the Marathon properties and has agreed to cooperate and support efforts to secure project financing for Marathon.  Mitsubishi also will have an option to purchase up to 100% of the PGM production under a related supply agreement.  The closing of the transaction is subject to customary closing conditions.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Number	Title
99.1	Press Release dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

By: /s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Date: March 30, 2012

EXHIBIT INDEX

Number	Title
99.1	Press Release dated March 28, 2012